Exhibit 10(n)(vi)
PERFORMANCE BONUS AGREEMENT
ANNUAL PERFORMANCE PLAN – 2021

This PERFORMANCE BONUS AGREEMENT (the “Agreement”), is dated as of the 19th day of February 2021, between Albany International Corp., a Delaware corporation (the “Company”), and _____________ (the “Participant”).

WHEREAS, the Company adopted and maintains the Albany International Corp. 2017 Incentive Plan (the “Plan”); and

WHEREAS, Section 8 of the Plan provides for the grant of incentive awards to Participants in the Plan, which awards may or may not be equity-based or equity-related awards; and

WHEREAS, Section 9 of the Plan provides for the annual establishment of performance measures (“Performance Measures”) for performance-based awards;

NOW THEREFORE, in consideration of the agreements and obligations hereinafter set forth, the parties hereto agree as follows:

1.Definitions; References.

As used herein, the following terms shall have the meanings indicated below. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.
i.“Earned Bonus Percentage” for the Participant for the Performance Period shall mean the percentage established by the Committee for the Participant in accordance with Section 4 hereof. The Committee shall in every case provide for a specific Earned Bonus Percentage, which Earned Bonus Percentage will be used to determine the Cash Bonus.
ii.“Beneficiary” shall mean the person(s) designated by the Participant in a written instrument delivered pursuant to the Plan to receive a payment due under the Plan upon the Participant’s death, signed by the Participant and delivered to the Company prior to the Participant’s death or, if no such written instrument is on file, the Participant’s estate.
iii.“Cash Bonus” with respect to the Performance Period shall mean the dollar amount which is equal to the product of the Target Amount multiplied by the Earned Bonus Percentage for the Performance Period.
iv. “Cause” shall be deemed to exist if a majority of the members of the Board of Directors determine that the Participant has (i) caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his or her duties; (ii) not made a good faith effort to carry out his or her duties; (iii) wrongfully and substantially enriched himself or herself at the expense of the Company; or (iv) been convicted of a felony.
v.“Determination Date” shall mean, with respect to the Performance Period, the date on which the Committee shall have determined the Performance Percentage for the Participant, which date shall not be later than the last day of February following the Performance Period.
vi.“Disability” shall be deemed to exist if (i) by reason of mental or physical illness the Participant has not performed his or her duties for a period of six consecutive months; and (ii) the Participant does not return to the performance of his or her duties within thirty days after written notice is given by Company or one of its subsidiaries that the Participant has been determined by the Committee to be “Disabled” under the Company’s long term disability policy.
vii.“Distribution Date” is the first Business Day on or after March 1 of the year immediately following the end of the Performance Period, provided the Company has received its certified financial statements from its auditors.
viii. “Performance Percentage” shall mean with respect to the Performance Period the percentage determined pursuant to the Scorecard.
ix.“Performance Period” shall mean the period that begins on January 1, 2021 and ends on December 31, 2021.
x.“Scorecard” shall mean a performance scorecard as set forth in Section 3 hereof.
xi.“Target Amount” with respect to the Performance Period, shall mean the dollar amount specified in Section 2.

xii.
2.Establishment of the Target Amounts. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby establishes the Participant’s Target Amount at $___________ for the Performance Period. The Cash Bonus shall be determined based on Target Amount in the manner set forth in Sections 3 and 4 hereof.
3.Establishment of the Scorecard. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby establishes the Scorecard, attached hereto as Exhibit A, based on the objective criteria specified, with which to evaluate the Participant’s performance during the Performance Period. The Scorecard shall represent an objective basis for determining the Performance Percentage for 2021.

4.Adjustment of the Target Amount. As soon as practicable after the end of the Performance Period, and in no event later than the last day of the first February following the Performance Period, the Committee shall determine the Performance Percentage based on the Scorecard. The Earned Bonus Percentage with respect to the Participant for the Performance Period shall be equal to the Performance Percentage so determined. The Committee shall have discretion to reduce (but not increase) the amount of the Cash Bonus determined for the Participant for the Performance Period at any time prior to the payment of either such bonus to the Participant. The Committee may, but shall not be required to, set forth in Exhibit B hereto such criteria (which may be subjective) to be used as the basis by the Committee to make any such reduction.

5.Time and Method of Payment of Bonuses.
a.The Cash Bonus shall be paid in cash, less applicable taxes and withholdings, as soon as reasonably practical following the Distribution Date.
b. In the event that a payment is called for hereunder to the Participant at a time when the Participant is deceased, such payment shall be made to the Participant’s Beneficiary.

6.Effect of Termination of Employment.
a.In the event the Participant’s employment with the Company terminates for any reason during the Performance Period, no bonus shall be earned and the Participant shall not be entitled any payment under Section 5 or have any other rights with respect to the Cash Bonus.
b.In the event the Participant’s employment with the Company terminates at any time after the end of the Performance Period for any reason other than termination by the Company for Cause, the Cash Bonus shall nevertheless be determined and distributed to the Participant in accordance with the otherwise applicable provisions of this Agreement; provided however, that any unpaid Cash Bonus shall be forfeited in their entirety should Participant engage in any business or activity, either on his own or as an employee, which is deemed to be in competition with the Company.
c.In the event the Company terminates the Participant’s employment for Cause at any time prior to the Distribution Date, any vested but unpaid Cash Bonus shall be forfeited and the Participant shall not be entitled to any other payment under Section 5 or have any other rights with respect to the Cash Bonus.

7.Clawback. In the event of the Company’s material restatement of its financial results the Participant shall repay the entire Cash Bonus, or forfeit such if not already paid, whether vested or unvested, to the extent the restatement is caused or substantially caused by the fraud or intentional misconduct of the Participant. In the event such material restatement is not caused or substantially caused by the fraud or intentional misconduct of the Participant, the participant shall repay, or forfeit if not already paid, whether vested or unvested, so much of the Cash Bonus that was or would have been earned and awarded based on the achievement of financial results that were subsequently the subject of a restatement.

8.Modification and Waiver. Except as provided in the Plan with respect to determinations of the Committee and subject to the Company’s Board of Directors’ right to amend the Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Participant and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.
9.Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given if delivered in person or by first-class registered or certified mail, return receipt requested, and shall be deemed to have been given when personally delivered or five (5) days after mailing to the following address (or to such other address as either party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt):

If to the Company:
Albany International Corp. 216 Airport Drive
Rochester, New Hampshire 03867
Fax: (518) 445-2270 Attention: Legal Department

If to the Participant, to the most recent address of the Participant that the Company has in its records.
10.Participant Acknowledgement. The Participant hereby acknowledges receipt of a copy of the Plan.

11.Incorporation of the Plan. All terms and provisions of the Plan are incorporated herein and made part hereof as if stated herein. If any provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.

12.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

13.Governing Law; Choice of Forum. This Agreement shall be governed by and interpreted in accordance with New York law, without regard to its conflicts of law principles, and the parties hereby submit to the jurisdiction of the courts and tribunals of New York.

14.Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives and successors of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives or successors, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16.Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Award Agreement as of the Award Date specified above.
ALBANY INTERNATIONAL CORP.

By: _________________________________

Name:
Title:

_________________________________